Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80577, No. 333-00514, No. 333-46473, No.
333-80087, No. 333-80089, No. 333-85093, No. 333-38966, No. 333-38988, No.
333-50582, No. 333-50584 and No. 333-68362) and the Registration Statement on Form S-3 (No. 333-49092) of RadiSys Corporation and subsidiaries of our report dated March 7, 2003, except for Note 22, as to which the date is March 24, 2003, except for the reclassifications relating to discontinued operations discussed in Note 23 as to which the date is December 22, 2003, relating to the consolidated financial statements, which appear in the Current Report on Form 8-K dated December 23, 2003. We also consent to the incorporation by reference of our report dated March 7, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ Pricewaterhouse Coopers LLP
---------------------------------------------

Portland, Oregon
December 22, 2003